                                                                   EXHIBIT 10.35


                                    AGREEMENT


         This Agreement (this "Agreement") is entered into as of this 1st day of September, 1999, by and among WebMD, Inc., a Georgia corporation ("WebMD"), McKesson HBOC, Inc., a Delaware corporation ("McKesson"), HBO & Company, a Delaware corporation ("HBOC") and a wholly owned subsidiary of McKesson and successor by merger to HBO & Company of Georgia (McKesson and HBOC being referred to collectively herein as "McKHBOC"), and, for purposes of Section 2,
Section 3.2, Section 3.4, Section 3.6 and Section 4.1 of this Agreement only, Healtheon Corporation, a Delaware corporation ("Healtheon"), and Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon/WebMD").

                                 R E C I T A L S

         A. As of December 30, 1997, Endeavor Technologies, Inc., a Georgia corporation and predecessor to WebMD, and National Health Enhancement Systems, Inc., formerly wholly owned subsidiary of McKesson which has since been merged into HBOC ("NHES"), entered into a License Agreement (the "Endeavor/NHES License Agreement"). On October 23, 1998, WebMD and HBOC entered into a Strategic Distribution Alliance Agreement (the "Strategic Distribution Alliance Agreement"). On November 3, 1998, the Strategic Distribution Alliance Agreement was amended by an addendum (the "Addendum"). The Strategic Distribution Alliance Agreement was further amended by a letter effective December 31, 1998 (the "December Letter Agreement"). On January 20, 1999, McKesson and WebMD entered into a certain letter agreement (the "January Letter Agreement"). The Endeavor/NHES License Agreement, the Strategic Distribution Alliance Agreement, the Addendum, the December Letter Agreement and the January Letter Agreement are referred to herein as the "Strategic Agreements."

         B. As of March 31, 1999, Access Health, Inc., which has since been merged into HBOC ("Access"), and WebMD entered into the following agreements relating to certain clinical reference products as set forth on Attachment II and Exhibit A, respectively of the agreements described in clauses (1) and (2) herein (the "Clinical Reference Products") and related domain names and trademarks: (1) a License Agreement whereby the Clinical Reference Products were licensed by Access to WebMD; (2) an Option Agreement whereby Access granted WebMD an option to purchase certain related domain names and trademark rights;
(3) an Option Agreement whereby Access granted WebMD an option to purchase the Clinical Reference Products; and (4) an agreement creating a grant-back license from WebMD to Access contingent upon WebMD's exercise of the option to purchase the Clinical Reference Products. The foregoing agreements, as they may have been supplemented or amended, are referred to herein as the "Product Agreements."

         C. Pursuant to an Investment Agreement dated August 24, 1998, amended by an amendment dated October 23, 1998 and an amendment dated January 28, 1999 (together, the "Series A Investment Agreement"), HBOC purchased 667,000 shares of Series A Preferred Stock of WebMD, received a warrant (the "Series A Warrant") for 300,000 shares of Series A Preferred Stock of WebMD and received a performance warrant (the "Performance Warrant") for up to 200,000 shares of Series A Preferred Stock of WebMD. In addition, pursuant to the Series A Investment Agreement, HBOC was granted the right to receive up to an additional 200,000 shares of Series A Preferred Stock of WebMD in the event that WebMD did not complete an Initial Public Offering (as defined in the

Series A Investment Agreement) prior to certain specified dates. As of the date hereof, HBOC has received 150,000 of these shares and will be entitled to receive an additional 50,000 shares if WebMD has not completed an Initial Public Offering prior to November 22, 1999 (the "Additional Delay Shares").

         D. On January 28, 1999, HBOC purchased 650,000 shares of Series B Preferred Stock of WebMD pursuant to an Investment Agreement of that date (the "Series B Investment Agreement"). The Series A Investment Agreement, Series B Investment Agreement, the Series A Warrant and the Performance Warrant are referred to herein as the "WebMD Investment Documents."

         E. On April 9, 1999, WebMD declared a stock dividend of .03846 shares of its Series F preferred stock ("Series F Preferred Stock") with respect to each outstanding share of capital stock of WebMD and made a proportionate adjustment to the Series A Warrant in lieu of providing HBOC with advance notice of such dividend (as required by the Series A Warrant). No adjustment was made to the Performance Warrant as no adjustment was provided for in the terms of the Performance Warrant. On April 30, 1999, HBOC exercised the Series A Warrant and received 300,000 shares of Series A Preferred Stock and 11,538 shares of Series F Preferred Stock.

         F. In a series of transactions commencing May 12, 1999, WebMD sold to Microsoft Corporation and other strategic purchasers an aggregate of 461,510 shares of its Series E Preferred Stock at a per share price of $541.70, 184,604 shares of its Series D Common Stock for a per share price of $54.17 and a warrant (to Microsoft) to purchase 7,614,916 shares of Series D Common Stock. WebMD's Series E Preferred Stock is convertible on a one-for-ten basis into WebMD's Common Stock. As a result of these sales and pursuant to the rights of HBOC contained in the WebMD Investment Documents, HBOC has the right (the "HBOC Purchase Rights") to purchase 38,773 shares of Series E Preferred Stock of WebMD, 16,745 shares of Series D Common Stock of WebMD and a warrant exercisable for 636,980 shares of Series D Common Stock, which right shall become exercisable for a ten day period upon notice by WebMD to HBOC, which notice WebMD has not yet given.

         G. On March 1, 1999, WebMD issued 200,000 shares of its Series D Preferred Stock to Cable News Network LP, LLP ("CNN") in exchange for promotional considerations described in the Agreement for Branding and On-Air Promotion dated as of January 28, 1999 between CNN and WebMD. On March 30, 1999, WebMD issued to E.I. du Pont de Nemours and Company ("DuPont") a warrant to purchase 4,000,000 shares of WebMD's Series D Common Stock in exchange for a Collaboration Agreement between WebMD and DuPont dated March 30, 1999. HBOC has contended that it has a right to purchase a proportional amount of the Series D Preferred Stock issued to CNN and the warrant to purchase Series D Common Stock issued to DuPont (the "Disputed HBOC Purchase Rights"). WebMD believes that HBOC has no such rights.

         H. The Performance Warrant provides that the right to purchase 66,666 shares of Series A Preferred Stock of WebMD potentially issuable pursuant thereto shall vest and become exercisable on March 31, 1999 if the joint marketing efforts of HBOC and WebMD generated for WebMD gross revenues of $1,000,000 for the twelve months ended March 31, 1999. By letter from its counsel dated April 30, 1999, HBOC has contended that the Performance Warrant became vested and exercisable with respect to such shares because it believes that such criteria were met. WebMD does not believe that such criteria were met.

         I. On May 20, 1999, WebMD entered into an Agreement and Plan of Reorganization (as the same may be amended from time to time, the "Healtheon-WebMD Reorganization Agreement") with Healtheon which provides for the combination of the businesses of WebMD and Healtheon. The Healtheon-WebMD Reorganization Agreement provides for such transaction to be effected through one of two structures: a subsidiary of Healtheon/WebMD may be merged with and into Healtheon and another subsidiary of Healtheon/WebMD merged into WebMD ("Reorganization Structure One") or a subsidiary of Healtheon may be merged with and into WebMD ("Reorganization Structure Two"). On June 17, 1999, Healtheon/WebMD filed a Registration Statement on Form S-4 (File No. 333-80863) (as the same may be amended from time to time, the "Healtheon/WebMD Registration Statement") with the Securities and Exchange Commission (the "Commission") describing Reorganization Structure One as well as the acquisition by Healtheon/WebMD of the business of MEDE AMERICA Corporation, a Delaware corporation; it is anticipated that if the transaction is to be effected through Reorganization Structure Two, the Healtheon/WebMD Registration Statement will be amended to reflect that, among other things, Healtheon will be the issuer of the securities registered pursuant thereto. The transactions described in the Healtheon-WebMD Reorganization Agreement and in the Healtheon/WebMD Registration Statement, as the same may be amended from time to time, are referred to herein as the "Reorganization."

         J. In anticipation of the consummation of the Reorganization, the parties to this Agreement desire to modify the Strategic Agreements, the Product Agreements and the WebMD Investment Documents and to provide for McKesson's and HBOC's concurrence with and support of the transactions contemplated by the Reorganization.

         NOW, THEREFORE, it is agreed as follows:

         1.    TERMINATION OF CERTAIN AGREEMENTS; NEW ARRANGEMENTS.

               1.1 TERMINATION OF STRATEGIC AGREEMENTS; NEW STRATEGIC ARRANGEMENTS. The parties to this Agreement include all of the parties to each of the Strategic Agreements. As of the date of this Agreement, each of the Strategic Agreements shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect. No party to any Strategic Agreement shall have any further rights or obligations with respect to such Strategic Agreement or be required from and after the termination thereof pursuant to this Section 1.1, to take, or refrain from taking, any action whatsoever pursuant to such Strategic Agreement. In lieu of the Strategic Agreements, WebMD and McKHBOC hereby agree to the provisions set forth on Exhibit 1.1 which shall become effective as of the date hereof.

                      Except as set forth in Exhibit 1.1, as of the date of this Agreement, each party hereby fully releases the other party from any and all obligations, and agrees not to seek any costs, damages or other compensation from the other party under any legal theory including, without limitation, breach of contract, breach of warranty, restitution or quantum meruit, arising from the Strategic Agreements or termination thereof.

               1.2 TERMINATION OF PRODUCT AGREEMENTS; NEW PRODUCT ARRANGEMENTS. The parties to this Agreement include all of the parties to each of the Product Agreements. As of the date of this Agreement, each of the Product Agreements shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect. No party to any Product Agreement shall have any further rights or obligations with respect to such Product Agreement or be required from and after the termination thereof pursuant to this Section 1.2, to take, or refrain from taking, any action whatsoever pursuant to such Product Agreement. In lieu of the Product

Agreements, WebMD and McKHBOC hereby agree to the provisions set forth on
Exhibit 1.2, which shall become effective as of the date this Agreement is entered into.

                      In accordance with the foregoing, immediately upon execution of this Agreement, all right, title and interest that was granted to WebMD under the Product Agreements shall revert to McKHBOC without the need for any further action on the part of any party. WebMD hereby represents and warrants that it has made no grants or transfers to any third party of or under any right, title or interest pursuant to the Product Agreements and hereby quitclaims all such right, title and interest to McKHBOC.

                      Except as set forth in Exhibit 1.2, each party hereby fully releases the other party from any and all obligations, and agrees not to seek any costs, damages or other compensation from the other party under any legal theory including, without limitation, breach of contract, breach of warranty, restitution or quantum meruit, arising from the Product Agreements or termination thereof.

         2.    ISSUANCE AND DELIVERY OF WARRANTS.

               2.1. ISSUANCE OF WARRANTS. In exchange for the relinquishment of the HBOC Purchase Rights and the Disputed HBOC Purchase Rights and in consideration for the additional covenants and agreements of McKHBOC contained herein, WebMD agrees to issue to HBOC upon execution of this Agreement: (i) a warrant to purchase 1,837,417 shares of the Common Stock Series F, no par value per share, of WebMD (the "Series F Common Stock") (which (A) shall be exercisable at a per share price of $91.34, or (B) if exercised after the closing of the Reorganization (the "Healtheon-WebMD Closing"), and subject to adjustment as described below, shall be exercisable for: (x) 3,300,000 shares of common stock, par value $0.0001 per share, of Healtheon/WebMD (the "Healtheon/WebMD Common Stock"), at a per share price of $50.86 in the event the Reorganization is effected through Reorganization Structure One, or (y) 3,300,000 shares of common stock, par value $0.0001 per share, of Healtheon (the "Healtheon Common Stock"), at a per share price of $50.86 in the event the Reorganization is effected through Reorganization Structure Two, (ii) a warrant to purchase 2,783,965 shares of Series F Common Stock (which (A) shall be exercisable at a price per share equal to $54.17, or (B) if exercised after the Healtheon-WebMD Closing, and subject to adjustment as described below, shall be exercisable for: (x) 5,000,000 shares of Healtheon/WebMD Common Stock at a price per share equal to $30.16 in the event the Reorganization is effected through Reorganization Structure One, or (y) 5,000,000 shares of Healtheon Common Stock at a price per share equal to $30.16 the event the Reorganization is effected through Reorganization Structure Two) and (iii) a warrant to purchase 66,667 shares of Series F Common Stock (which (A) shall be exercisable at a price per share equal to $20.00, or (B) if exercised after the Healtheon-WebMD Closing, and subject to adjustment as described below, shall be exercisable for: (x) 119,734 shares of Healtheon/WebMD Common Stock at a price per share equal to $11.14 in the event the Reorganization is effected through Reorganization Structure One, or (y) 119,734 shares of Healtheon Common Stock at a price per share equal to $11.14 in the event the Reorganization is effected through Reorganization Structure Two)(collectively, the "New Warrants"), each of which shall be in the form of Exhibit 2.1 hereto. The number of shares of Healtheon/WebMD Common Stock or Healtheon Common Stock to be issued upon exercise of the New Warrants in the event the New Warrants are exercised after the Healtheon-WebMD Closing and the exercise price thereof as set forth in this
Section 2.1 gives effect, in each case, to the reduction in the exchange ratio resulting from the transactions described in this Agreement as set forth in
Section 3.6. To the extent the exchange ratio is changed by agreement among the parties to the Healtheon-WebMD Reorganization Agreement after the date hereof, the number of shares of Healtheon/WebMD Common Stock or Healtheon Common Stock for which the New Warrants may be exercised and the exercise price thereof shall be adjusted to reflect the revised exchange ratio, except that any further reduction in the exchange ratio as a result of or arising out of this Agreement shall not result in any modification of the number of shares of Healtheon/WebMD Common Stock or Healtheon Common Stock to be issued upon the exercise of the New Warrants or any adjustment to the exercise price. WebMD shall reserve and keep available for issuance at all times, free from any liens or encumbrances, preemptive rights, rights of first refusal or redemption rights, such number of its authorized but unissued shares of Series F Common Stock (or Common Stock without Series designation if the New Warrants become exercisable for such stock pursuant to Section 2.4 below) as is sufficient to permit exercise in full of each of the New Warrants in accordance with the terms thereof. All shares of Series F Common Stock that are so issuable shall, when issued upon exercise and payment therefor, be fully and validly issued and fully paid and non-assessable. Upon the Healtheon-WebMD Closing, Healtheon/WebMD (in the event the Reorganization is effected through Reorganization Structure One) or Healtheon (in the event the Reorganization is effected through Reorganization Structure Two) shall assume all obligations of WebMD with respect to the New Warrants, and the New Warrants shall be exercisable for shares of Healtheon/WebMD Common Stock or Healtheon Common Stock, as applicable, as provided in this Section 2.1.

               2.2. DELIVERY OF WARRANTS. Subject to Section 3.2 below, WebMD shall deliver the New Warrants to HBOC concurrently with the execution of this Agreement.

               2.3. REGISTRATION RIGHTS AGREEMENT. Upon the issuance of the New Warrants, WebMD shall enter into a Registration Rights Agreement with HBOC substantially in the form of Exhibit 2.3 hereto.

               2.4. CREATION OF SERIES F COMMON STOCK. Prior to the execution of this Agreement, the Board of Directors of WebMD approved the Articles of Amendment to the Amended and Restated Articles of Incorporation of WebMD in the form attached hereto as Exhibit 2.4 ("Articles of Amendment") and called a meeting of the holders of WebMD's Common Stock without Series designation and Series A Preferred Stock for the purpose of adopting such Articles of Amendment. WebMD shall use its best commercial efforts to hold such meeting and cause such Articles of Amendment to be adopted and when adopted shall file such Articles of Amendment with the Secretary of State of the State of Georgia. HBOC agrees to vote its shares of Series A Preferred Stock in favor of the adoption of such Articles of Amendment and to waive notice of the shareholders meeting if requested to do so by WebMD. In the event such Articles of Amendment are not so filed prior to September 20, 1999, then anything in this Agreement or the New Warrants to the contrary notwithstanding, the New Warrants shall be exercisable for Common Stock of WebMD without Series designation if exercised prior to the Healtheon-WebMD Closing and all references to "Common Stock" in the New Warrant shall mean Common Stock of WebMD without Series designation.

         3.    HEALTHEON/WEBMD REORGANIZATION.

               3.1. VOTING AGREEMENT. HBOC agrees to execute, simultaneously with the execution of this Agreement, a Voting Agreement substantially in the form of Exhibit 3.1 hereof.

               3.2. HART-SCOTT-RODINO. In the event that the acquisition of the New Warrants or the shares issuable upon exercise of the New Warrants by HBOC pursuant to this Agreement would require any filing by McKHBOC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), then before such New Warrants or shares shall be issued to HBOC, McKesson shall prepare and file with the United States Federal Trade Commission and the Antitrust Division of the

United States Department of Justice Notification and Report Forms as an "acquiring person" as required by the HSR Act. Each of WebMD, Healtheon and Healtheon/WebMD shall cooperate with McKesson in making any such filing, and shall make any filing required of any of them in connection therewith, promptly and shall furnish McKesson such information and commercially reasonable assistance as necessary for any such filing.

               3.3. TERMINATION OF CERTAIN AGREEMENTS; SPECIAL COVENANTS. (a) Effective on the date hereof, (i) HBOC agrees to take all such action requested by WebMD so that each of the Restated Stockholders Agreement dated October 18, 1996, as amended (the "WebMD Restated Stockholders Agreement"), and the Shareholders Agreement dated August 24, 1998, as amended (the "WebMD Shareholders Agreement"), shall be terminated and of no further force and effect without the need for any further action on the part of any party thereto and
(ii) subject to Section 3.3(b) below, all rights and obligations of the parties pursuant to each of the WebMD Investment Documents (including, without limitation, the Performance Warrant and the HBOC Purchase Rights) shall be terminated and of no further force and effect. WebMD and McKHBOC hereby waive any claim that such party may have with respect to any alleged breach of any of the Strategic Agreements, the Product Agreements, the WebMD Restated Stockholders Agreement, the WebMD Shareholders Agreement and the WebMD Investment Documents arising prior to the date hereof.

               (b) WebMD acknowledges that McKHBOC has agreed to the termination of the WebMD Restated Stockholders Agreement, the WebMD Shareholders Agreement and the WebMD Investment Documents prior to the Healtheon-WebMD Closing based on its understanding that, as of the date hereof, (i) WebMD has not granted any currently outstanding preemptive rights to purchase its capital stock to any person, and (ii) WebMD has not granted to any person registration rights with respect to its capital stock which are more favorable than the registration rights currently held by McKHBOC. If at any time after the date hereof, WebMD grants preemptive rights to acquire any of its capital stock , and if the Healtheon-WebMD Reorganization Agreement is terminated, WebMD shall grant to McKHBOC preemptive rights on terms equivalent to those granted to such other person(s). WebMD further covenants that if the Healtheon-WebMD Reorganization Agreement is terminated, then McKHBOC shall continue to have the information and access rights set forth in Sections 7.1.1, 7.1.2 and 7.1.4(a) and (c) of the Series A Investment Agreement as long as it owns at least 1% of the capital stock of WebMD on a fully diluted basis and McKHBOC agrees that it shall continue to be bound by the confidentiality obligations in Section7.3 of the Series A Investment Agreement. WebMD further covenants that if the Healtheon-WebMD Reorganization Agreement is terminated, and if at any time after the date hereof WebMD grants any registration rights to any person with respect to its capital stock, thenWebMD shall promptly (and in any event within five days after being requested by McKHBOC ) provide McKHBOC with copies of all agreements pertaining to the registration of shares of WebMD's capital stock under the Securities Act of 1933, as amended, and applicable state securities laws, and permit McKHBOC to elect in writing within 30 days after WebMD has provided such copies to McKHBOC to have the WebMD capital stock owned by it treated as registrable securities under or otherwise covered by the provisions of any one of such agreements as McKHBOC shall elect in lieu of the Registration Rights Agreement, it being understood that if McKHBOC does not make such election, it shall retain all of its rights pursuant to the Registration Rights Agreement. Upon any such election WebMD shall enter into a new registration rights agreement with McKHBOC and the Registration Rights Agreement shall thereafter be of no further force and effect.


               3.4. VOTING; FURTHER ACTIONS. Pursuant and subject to the terms of the Voting Agreement, HBOC agrees to vote all of its shares of capital stock of WebMD entitled to vote "for" the

Reorganization and all transactions contemplated thereby upon which such shares may be entitled to vote. McKHBOC agrees to take any further action reasonably requested by WebMD to facilitate the Healtheon-WebMD Closing. Each of WebMD, Healtheon and Healtheon/WebMD shall use its commercial best efforts to obtain and assist HBOC in obtaining promptly all necessary waivers, consents and approvals from any governmental authority or any other person for any exercise by HBOC of its rights under this Agreement, or the New Warrants, and to take such other actions as may reasonably be requested by HBOC to effect the purposes of this Agreement, or the New Warrants. The period of time provided for any closing of the transactions pursuant to such rights may, at the option of HBOC, be extended as necessary in order to obtain any such waivers, consents and approvals.

               3.5. ADDITIONAL DELAY SHARES. WebMD hereby agrees that, notwithstanding any other provision of this Agreement to the contrary, HBOC shall have the right to receive the Additional Delay Shares if WebMD has not completed an Initial Public Offering prior to November 22, 1999.

               3.6. ADJUSTMENT TO EXCHANGE RATIO. The transactions contemplated by this Agreement will result in a change in the ratio at which shares of WebMD common stock will be exchanged for shares of Healtheon/WebMD Common Stock (in the event the Reorganization is effected through Reorganization Structure One) or Healtheon Common Stock (in the event the Reorganization is effected through Reorganization Structure Two) such that, upon consummation of the Reorganization and subject to any other changes in the Exchange Ratio agreed to among the parties to the Healtheon-WebMD Reorganization Agreement after the date hereof, each share of WebMD common stock and each share of WebMD preferred stock (following its conversion to common stock) will be exchanged for (x) 1.796 shares of Healtheon/WebMD Common Stock, in the event the Reorganization is effected through Reorganization Structure One, or (y) 1.796 shares of Healtheon Common Stock, in the event the Reorganization is effected through Reorganization Structure Two. Nothing in this Agreement shall preclude the amendment of the Healtheon-WebMD Reorganization Agreement or require the consent or approval of McKHBOC to any such amendment, including any amendment to the Exchange Ratio, provided, however, that without the written consent of McKHBOC no amendment to the Healtheon-WebMD Reorganization Agreement shall amend, modify or change the shares of capital stock obtainable upon the exercise of the warrants to be delivered hereunder in a manner that is adverse to the holder of such warrants unless such amendment, modification or change is uniformly applicable to all of the holders of such class and series of capital stock.

         4.    REPRESENTATIONS AND WARRANTIES.

               4.1. REPRESENTATIONS AND WARRANTIES OF WEBMD AND HEALTHEON. WebMD hereby represents and warrants to McKHBOC with respect to itself and Healtheon/WebMD, and Healtheon hereby separately represents and warrants to McKHBOC with respect to itself and Healtheon/WebMD as follows:

                      4.1.1. Organization and Standing. Each of WebMD, Healtheon and Healtheon/WebMD is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under this Agreement and/or the Healtheon-WebMD Reorganization Agreement. Each of WebMD, Healtheon and Healtheon/WebMD is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would result in any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of WebMD, Healtheon or Healtheon/WebMD, as applicable, taken as a whole with its respective subsidiaries.

                      4.l.2. Authorization; Enforceability. All action on the part of WebMD, Healtheon and Healtheon/WebMD necessary for the authorization, execution, delivery and performance of all their respective obligations under this Agreement or any document contemplated hereby has been taken. This Agreement, when executed and delivered by each of WebMD, Healtheon and Healtheon/WebMD, will constitute the valid and binding obligation of such party, and will be enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                      4.1.3. Capitalization. As of the date of this Agreement,
(i) the capitalization of WebMD is as set forth on Exhibit 4.1(a) hereto. The representations and warranties given by Healtheon to WebMD regarding Healtheon's capitalization set forth in Section 3.2 of the Healtheon-WebMD Reorganization Agreement were true and correct as of the date thereof in all material respects.

                      4.1.4 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, the Registration Rights Agreement and the New Warrants and the issuance of the shares of Series F Common Stock, Healtheon Common Stock or Healtheon/WebMD Common Stock upon the exercise thereof will not result in any violation or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration or the loss of any material benefit under: (i) any of the terms or provisions of the Certificate of Incorporation or Bylaws of WebMD, Healtheon or Healtheon/WebMD (or any comparable organizational documents of such companies' subsidiaries), or
(ii) any mortgage, indenture, license, lease, contract, agreement or instrument to which any of WebMD, Healtheon, Healtheon/WebMD, or any of their respective subsidiaries is a party, or (iii) any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to WebMD, Healtheon, Healtheon/WebMD, or any of their respective subsidiaries, properties or assets, or (iv) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of WebMD, Healtheon, Healtheon/WebMD, or any of their respective subsidiaries pursuant to any such term or provision.

                      4.1.5. Offering. Subject to the accuracy of the representations of McKHBOC set forth in Section 4.2 below, the issuance of the New Warrants and the securities issuable upon exercise of the New Warrants pursuant to this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                      4.1.6. Validity of Stock. The shares of Series F Common Stock, Healtheon Common Stock or Healtheon/WebMD Common Stock, as applicable, issuable upon exercise of the New Warrants, when issued, sold and delivered in compliance with the provisions of this Agreement and the New Warrants, will be duly authorized, validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights, rights of first refusal or redemption rights.

                      4.1.7. No Other Agreements. Except as evidenced in this Agreement, the Strategic Agreements, the WebMD Investment Documents, the Product Agreements, the WebMD Restated Stockholders Agreement, the WebMD Shareholders Agreement, WebMD's articles of incorporation and WebMD's bylaws in effect on the date hereof, there are no other agreements, arrangements, understandings, contracts, obligations or liabilities between or among WebMD, Healtheon, Healtheon/WebMD, or any of their respective subsidiaries or predecessor entities, on one hand, and McKesson, HBOC, or any of their respective subsidiaries or predecessor entities, on the other hand.

               4.2. REPRESENTATIONS AND WARRANTIES OF MCKHBOC. Each of McKesson and HBOC represents and warrants to WebMD, Healtheon and Healtheon/WebMD as follows:

                      4.2.1. Organization and Standing. Each of McKesson and HBOC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under this Agreement. Each of McKesson and HBOC is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would result in any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of McKesson or HBOC, as applicable, taken as a whole with its subsidiaries.

                      4.2.2. Authorization; Enforceability. All action on the part of McKHBOC necessary for the authorization, execution, delivery and performance of all obligations of McKHBOC under this Agreement or any document contemplated hereby has been taken. This Agreement, when executed and delivered by each of McKesson and HBOC, will constitute the valid and binding obligation of McKesson and HBOC and is enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                      4.2.3. No Other Agreements. Except as evidenced in this Agreement, the Strategic Agreements, the Product Agreements, the WebMD Investment Documents, the WebMD Restated Stockholders Agreement, the WebMD Shareholders Agreement, WebMD's articles of incorporation and WebMD's bylaws in effect on the date hereof, there are no other agreements, arrangements, understandings, contracts, obligations or liabilities between or among WebMD, Healtheon, Healtheon/WebMD or any of their respective subsidiaries or predecessor entities, on one hand, and McKesson, HBOC or any of their subsidiaries or predecessor entities, on the other hand.

                      4.2.4. Experience; Investment. HBOC is acquiring the New Warrants and the shares issuable upon exercise of the New Warrants solely for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof, as that term is used under the Securities Act. HBOC represents that it is an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D promulgated by the Commission under the Securities Act. In addition, HBOC represents that it relied upon no form of general solicitation or general advertising from WebMD or its representatives in connection with the issuance of the New Warrants, the Warrant Shares or other securities.

                      4.2.5. Registration under the Securities Act. McKHBOC understands that: (a) neither the issuance of the New Warrants nor the shares issuable upon exercise of the New Warrants has been registered under the Securities Act or applicable state securities laws, in reliance upon exemptions from the registration provisions of the Securities Act and applicable state securities laws, (b) the New Warrants or the Warrant Shares received by HBOC must be held by it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available, and the certificates or documents representing the New Warrants and the Warrant Shares will be legended to reflect such restrictions, (c) except as set forth in the Registration Rights Agreement, WebMD is under no obligation to register any Warrant Shares on HBOC's behalf or to assist it in complying with any exemption from registration, and (d) the officers of WebMD will rely in part upon the representations and warranties made by McKHBOC in this Agreement in order to establish such exemption from the registration provisions of the Securities Act and applicable state securities laws.

                      4.2.6. Transfer. HBOC will not transfer any New Warrant or Warrant Shares without registration under the Securities Act and applicable state securities laws unless the transfer is exempt from registration under the Securities Act and such laws.

         5.    MISCELLANEOUS.

               5.1. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Georgia, without regard to its principles of conflicts of laws.

               5.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

               5.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto. Notwithstanding the foregoing, (i) with the express written consent of WebMD, which consent shall not be unreasonably withheld, McKHBOC may assign its rights and obligations pursuant to Section 1 in connection with a sale by McKHBOC of all or substantially all of the assets of the McKHBOC subsidiary or business unit to which those rights and obligations relate, (ii) with the express written consent of McKHBOC, which consent shall not be unreasonably withheld, WebMD may assign its rights and obligations pursuant to
Section 1 in connection with a sale of all or substantially all of the assets of WebMD or the WebMD subsidiary or business unit to which those rights and obligations relate, (iii) this Agreement may be assigned by WebMD, without the consent of McKesson, to either Healtheon or Healtheon/WebMD upon the Healtheon-WebMD Closing, and (vi) this Agreement may be assigned by McKesson or HBOC to a directly or indirectly wholly owned subsidiary of McKesson or HBOC, provided that McKesson or HBOC, as applicable, shall remain primarily liable for all of its obligations hereunder.

               5.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by McKesson, HBOC and a representative of WebMD so authorized by its Board of Directors.

         5.5. NOTICES. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) business days following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, as follows:

         If to WebMD:                 WebMD, Inc.
                                      400 The Lenox Building
                                      3399 Peachtree Road
                                      Atlanta, Georgia 30326
                                      Attention:    W. Michael Heekin, Esq.

         With a copy to:              Nelson Mullins Riley & Scarborough, L.L.P.
                                      Bank of America Corporate Center
                                      Suite 2600
                                      100 North Tryon Street
                                      Charlotte, North Carolina 28202
                                      Attention:    H. Bryan Ives III, Esq.
                                                    C. Mark Kelly, Esq.

         If to Healtheon or
         Healtheon/WebMD:             Healtheon Corporation
                                      4600 Patrick Henry Road
                                      Santa Clara CA 95054
                                      Attention:    Jack Dennison, Esq.

         With a copy to:              Wilson, Sonsini, Goodrich & Rosati
                                      650 Page Mill Road
                                      Palo Alto, CA 94304-1050
                                      Attention:    Larry W. Sonsini, Esq.
                                                    Martin W. Korman, Esq.
                                                    Daniel R. Mitz, Esq.

         If to McKHBOC:               McKesson HBOC, Inc.
                                      One Post Street
                                      San Francisco, California 94104
                                      Attention:    General Counsel

         With a copy to:              Jones, Day, Reavis & Pogue
                                      3500 SunTrust Plaza
                                      303 Peachtree Street
                                      Atlanta, Georgia 30308-3242
                                      Attention:    Robert W. Smith, Esq.

                                              and

                                      Skadden, Arps, Slate, Meagher & Flom LLP
                                      525 University Avenue, Suite 220
                                      Palo Alto, CA 94301
                                      Attention:    Kenton J. King, Esq.

or at such other address as any party shall have furnished to the other parties in writing.

               5.6. AGENT'S FEES. Each party (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement (except, in the case of McKHBOC, for Goldman Sachs, or as otherwise disclosed to the other party hereto as of the date hereof), and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

               5.7. EXPENSES. Each party shall bear its own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

               5.8. CONSTRUCTION OF CERTAIN TERMS. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               5.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               5.10.  ENFORCEMENT.

                      5.10.1. Remedies at Law or in Equity. If WebMD or McKHBOC shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of such party in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the date it was made, furnished or delivered, McKHBOC or WebMD, respectively, may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one of more of such actions.

                      5.10.2. Remedies Cumulative; Waiver. No remedy referred to herein or in any exhibit hereto is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such party shall not exhaust the same or constitute a waiver of any other right provided herein.

               5.11. TIMELY PERFORMANCE. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

               5.12. NO JOINT VENTURE. Nothing in this Agreement shall be deemed to constitute WebMD and McKHBOC as partners, agents or joint venturers.

               5.13. SEVERABILITY. In the event any one or more of the provisions contained in this

Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.


                                      WEBMD, INC.


                                      By:
                                            Its:



                                      MCKESSON HBOC, INC.


                                      By:
                                            Its:



                                      HBO & COMPANY


                                      By:
                                            Its:



                                      For purposes of Section 2.1, Section 2.2,
                                      Section 2.3, Section 3.2, Section 3.4,
                                      Section 3.6 and Section 4.1 of this
                                      Agreement only:


                                      HEALTHEON CORPORATION


                                      By:
                                            Its:



                                      HEALTHEON/WEBMD CORPORATION


                                      By:
                                            Its: